LOAN AND STOCK PURCHASE AGREEMENT

Aria International Holdings, Inc.

4821 29th Street North

Arlington, VA 22207

Ladies and Gentlemen:

Regent Private Capital, LLC, an Oklahoma limited liability company (“Regent”) hereby agrees to provide to Aria International Holdings, Inc., a Nevada corporation (the “Company”) a loan in the principal amount of $200,000 and to subscribe for and purchase an aggregate of six million (6,000,000) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) upon the terms and conditions set forth herein:

1.         Loan. Upon the execution and delivery of this Loan and Stock Purchase Agreement (this “Agreement”) by Regent and the Company, Regent shall provide to the Company a loan in the principal amount of $200,000 (the “Loan”). The specific terms and conditions of the Loan are set forth in the form of promissory note annexed hereto as Exhibit A and incorporated by reference herein (the “Note”). All of Regent’s right, title and interest with respect to the Loan and the Note evidencing the Loan may be assigned by Regent to any number of affiliated entities (hereafter referred to as the “Regent Affiliates”).

2.         Purchase of Shares. In consideration for Regent’s providing the Loan to the Company and the additional payment of $600 to the Company (reflecting the payment of $0.001 per Share), the Company hereby agrees to issue to Regent and/or the Regent Affiliates, pursuant to instructions provided by Regent, the six million (6,000,000) Shares and Regent on its own behalf and on behalf of the Regent Affiliates, as applicable, agrees to accept from the Company the Shares, in consideration therefor.

3.         Purchase Procedures.

3.1       Regent acknowledges that, in order to purchase the Shares, it does hereby deliver to the Company:

(a)       One (1) executed counterpart of the signature page attached to this Agreement; and

(b)       Check(s) in the aggregate amount of $200,600 representing the funding of the Loan and payment of the consideration for the Shares, as described Paragraph 1 above, made payable to the order of ARIA INTERNATIONAL HOLDINGS, INC. or wire transfer(s) of funds to the Company’s account for such aggregate amount.

3.2       The Company agrees to deliver the following upon its receipt of the deliverables described in Paragraph 3.1 above or as otherwise provided below:

(a)       One (1) executed counterpart of the signature page attached to this Agreement

(b)       The Note executed by an officer of the Company; and

(c)       Within a reasonable period of time after the date that the issuance instructions are provided to the Company by Regent, and subject to delivery by the Company’s transfer agent, certificates representing an aggregate of six million (6,000,000) shares of Common Stock.

4.         Representations of Regent. By executing this Agreement, Regent makes the following representations, declarations and warranties to the Company, with the intent and understanding that the Company will rely thereon:

4.1       Regent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Regent has all requisite legal and corporate power to execute and deliver this Agreement and each of the other Financing Documents and perform its obligations under the terms of the Financing Documents. This Agreement and attachments hereto (the “Financing Documents”) have been duly authorized, executed and delivered by Regent and constitute the legal, valid and binding obligations of Regent, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy.

4.2       Regent acknowledges and confirms it has received, carefully read and understands in their entirety the Financing Documents.

4.3       Regent understands that (i) the Shares being purchased hereunder have been offered pursuant to an applicable exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and are not freely transferable under the Securities Act and the Shares have not been registered under the laws of certain states, and are being offered and sold in reliance upon exemptions from the registration provisions of such laws; (ii) Regent cannot sell the Shares unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available; (iii) unless the Shares are subsequently registered, a legend will be placed on any certificate or certificates evidencing the Shares, stating that such securities have not been registered either under the Securities Act or under applicable state securities laws and setting forth or referring to the restrictions on transferability and sales of the Shares; (iv) the Company will place stop transfer instructions against the Shares and the certificates for the Shares to restrict the transfer thereof; and (v) the Company has no obligations to register the Shares or assist Regent in obtaining an exemption from the various state registration requirements. Regent agrees not to resell the Shares without compliance with the terms of this Agreement and any applicable federal and state securities laws.

4.4       Regent understands that an investment in the Shares involves substantial risks and recognizes and understands the risks relating to the purchase of the Shares and that Regent may lose its entire investment in the Shares.

4.5       Except as specifically permitted under the terms of this Agreement, Regent shall not sell, assign, encumber or transfer all or any part of the Note or the Shares, unless the Company has determined, upon the advice of counsel for the Company, that no applicable federal or state securities laws will be violated as a result of such transfer. The Company may require an opinion of counsel acceptable to the Company to the effect that such transfer or assignment (a) may be affected without registration of the Note or the Shares under the Securities Act, and (b) does not violate any applicable federal or state securities laws.

4.6       Regent represents that the Company has made available to it all information which it deemed material to making an informed investment decision in connection with its purchase of the Shares; that Regent has had the opportunity to obtain information from the Company in order to evaluate the merits and risks of its investment in the Shares; and that it understands the risks and merits of this investment. Further, Regent acknowledges that the Company has made available to it the opportunity to ask questions of, and receive answers from the Company, its officers, directors and other persons acting on the Company’s behalf, concerning the terms and conditions of the Company’s business and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to make an informed investment decision.

4.7       Regent satisfies the requirements of an “accredited investor,” as set forth on Exhibit B annexed hereto, and has not been organized for the specific purpose of purchasing the Shares and is not prohibited from doing so.

4.8       There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Regent who might be entitled to any fee or commission from Regent, the Company or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

5.         Representations of the Company. By executing this Agreement, the Company makes the following representations, declarations and warranties to the Company, with the intent and understanding that Regent will rely thereon:

5.1       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

5.2       The Company has all requisite legal and corporate power to execute and deliver this Agreement and each of the other Financing Documents, issue the Shares and carry out and perform its obligations under the terms of the Financing Documents.

5.3       The Financing Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy.

5.4       The Shares when issued, sold, and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

5.5       There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from Regent, the Company or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

6.         Arbitration Agreement.

6.1       Each of the Company and Regent represents, warrants and covenants that any controversy or claim brought with respect to this Agreement or any of the other Financing Documents shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this Paragraph 6, the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable.

6.2       The arbitration of any dispute pursuant to this Paragraph 6 shall be held in New York, New York.

6.3       Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Paragraph 6, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

6.4       This Paragraph 6 is intended to benefit the security holders, agents, affiliates, associates, employees and controlling persons of the Company, each of whom shall be deemed to be a third party beneficiary of this Paragraph 6, and each of whom may enforce this Paragraph 6 to the full extent that the Company could do so if a controversy or claim were brought against it.

6.5       Each of the parties acknowledges that this Paragraph 6 limits certain of its rights, including without limitation (i) the right to have claims resolved in a court of law and before a jury; (ii) certain discovery rights; and (iii) the right to appeal any decision.

7.         Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Nevada.

8.         Attorneys’ Fees and Costs. With respect to any dispute relating to this Agreement, the prevailing party shall be entitled to recover from the losing party its reasonable attorneys', paralegals', accountants', and other experts' and professional fees and all other fees, costs, and expenses including, without limitation, all arbitration costs, as applicable, actually incurred and reasonably necessary in connection therewith, as determined by the judge or arbitrator at trial or other proceeding, or on any appeal or review, in additional to all other amounts provided by law.

9.         Execution in Counterparts. This Subscription Agreement may be executed in one or more counter parts. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

10.       Persons Bound. This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and its successors and assigns and on Regent and its respective heirs, executors, administrators, successors and assigns.

11.       Entire Agreement. This Agreement, including the exhibits and attachments hereto, will constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified, changed, waived or terminated other than by writing executed by all the parties hereto. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

12.       Assignment. Regent acknowledges that it may not assign any of its rights to or interest in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect. Notwithstanding the foregoing, Regent shall be permitted to assign all of its right, title and interest under this Agreement and the Note to the Regent Affiliates, provided that each Regent Affiliate executes an assignment reasonably acceptable to the Company and agrees to be bound by all of the terms and conditions of this Agreement.

13.       Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mails.

14.	Interpretation; Construction.

14.1     When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.

14.2     Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.

14.3     Regent and the Company agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and the other Financing Documents and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 4th day of January 2010.

ARIA INTERNATIONAL HOLDINGS, INC.

By: /s/ Michael A. Crosby
Michael A. Crosby, Chief Executive Officer

REGENT PRIVATE CAPITAL, LLC

By: /s/ Lawrence D. Field
Lawrence D. Field, Managing Director

EXHIBIT A

Form of Note

EXHIBIT B

ACCREDITED INVESTOR REQUIREMENTS

The Shares are being offered and sold only to “accredited investors”, as that term is defined in Regulation D promulgated under the Securities Act. Rule 501(a) of Regulation D defines an “accredited investor” as follows:

(1)       Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)       Any private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940:

(3)       Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose or acquiring the securities offered, with total assets in excess of $5,000,000;

(4)       Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

(5)       Any natural person whose individual net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6)       Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)       Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8)       Any entity in which all of the equity owners are accredited investors.